                                                                   EXHIBIT 10.23


                          Strategic Agreement between
             Hitachi Software Engineering Co., Ltd. and @Road, Inc.

     This Strategic Agreement ("Agreement") is made by and between Hitachi
                                ---------
Software Engineering Co., Ltd., with a principal place of business at 5-79 Onoe-cho, Naka-ku Yokohama, 231-0015, Japan ("Hitachi Software"), and @Road, Inc.,
                                         ----------------
with principal place of business at 47200 Bayside Parkway, Fremont, CA 94538 USA ("@Road").
      -----

                             I. General Provisions
1.  Recitals

    a. Hitachi Software has, as a primary objective, to become a major service provider in the mobile resource management and human location system for a wide spectrum of applications in Japan. Additionally, Hitachi Software plans to establish strategic partnerships with a variety of companies for the development of mobile resource management businesses including, but not limited to:

    a.  major mobile packet communication carrier(s),
    b.  major distribution/delivery companies,
    c.  major taxi companies,
    d.  major contents supplier(s), and
    e. hardware manufacturer(s) of on-board equipment and personal digital assistants.

  1.2 @ Road desires to provide, under license to certain strategic alliance partners, including, without limitation, Hitachi Software, such proprietary hardware, software and intellectual property as necessary to enable such partners to provide FleetASAP (as defined below) services.

  1.3 In consideration of the agreements contained herein, the parties hereby agree as follows:

2.  Definitions

  2.1  @Road Patents:  "@Road Patents" means US Patent  # 5,959,577 and
                        -------------
#5,990,827 and their corresponding application(s) filed in Japan, and any and all U.S. and Japanese patents owned by @Road and necessary for Hitachi Software to use the FleetASAP Software, @Road Documentation, and Hardware in accordance with the terms and conditions of this Agreement.

  2.2  @Road Documentation: "@Road Documentation" means all documentation,
                             -------------------
specifications, interface control documents, and other materials which @Road provides to Hitachi Software hereunder, as described in more detail on Exhibit A
                                                                       ---------
hereto. @Road Documentation includes all error corrections, updates, and enhancements thereto, if any, which @Road makes available to Hitachi Software under this Agreement.

  2.3  @Road Trademarks: "@Road Trademarks" means the trademarks, logos, and
                          ----------------
trade names of @Road set forth on Exhibit B hereto, as amended by the parties
                                  ---------
from time to time.

  2.4  Class A Subscriber:  "Class A Subscriber" will have the meaning set forth
                             ------------------
on Exhibit C hereto.
   ---------

  2.5  Class B Subscriber:  "Class B Subscriber" will have the meaning set forth
                             ------------------
on Exhibit C hereto.
   ---------

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

  2.6  Effective Date:  "Effective Date" means the last date on which this
                         --------------
Agreement is signed by both parties.

  2.7  FleetASAP:  "FleetASAP" means @Road's service, as of the Effective Date,
                    ---------
which measures positional information of iLMs and transmits that positional information to a data center, which data center then transmits such information to FleetASAP customers through the Internet. With the addition of an iDT, the service includes two-way text messaging. FleetASAP is described in more detail on Exhibit A hereto.
   ---------

  2.8  FleetASAP Software: "FleetASAP Software" means the software which (a)
                            ------------------
enables FleetASAP, (b) @Road provides to Hitachi Software hereunder and (c) is described in more detail on Exhibit A hereto. FleetASAP Software includes,
                            ---------
without limitation, all bug fixes, updates, upgrades, and enhancements, if any, which @Road makes available to Hitachi Software hereunder.

  2.9  Fujitsu Patents:  "Fujitsu Patents" means any and all Japanese patents
                          ---------------
owned by Fujitsu and pertaining to Mobile Resource Management, or portions thereof, and includes, without limitation, Japanese Patent No.Toku-Kai-Hei 10-13961.

  2.10  Hardware:  "Hardware" means iDT and iLM, including embedded firmware.
                    --------

  2.11  Hitachi Software Proprietary Rights:  "Hitachi Software Proprietary
                                               -------          -----------
Rights" means all Intellectual Property Rights owned, controlled, or licensed by
------
Hitachi Software and pertaining to Mobile Resource Management, including, without limitation, Hitachi Software Intellectual Property Rights in the Hitachi Software Documentation.

  2.12  Hitachi Software Documentation:  "Hitachi Software Documentation" means
                                          --------         -------------
all blueprints, drawings, photographs, plans, instructions, computer software and documentation relating to Mobile Resource Management which Hitachi Software will deliver to @Road hereunder.

  2.13  Hitachi Software FleetASAP:  "Hitachi Software FleetASAP" means a
                                      --------         ---------
service substantially similar to FleetASAP, and enabled by FleetASAP Software, which Hitachi Software will offer in Japan, a diagram of which is attached hereto as Exhibit I.
          ---------

  2.14  Hitachi Software Trademarks: "Hitachi Software Trademarks" means the
                                      --------         ----------
trademarks, logos, and trade names of Hitachi Software set forth on Exhibit B
                                                                    ---------
hereto, as amended by the parties from time to time.

  2.15  iDT:  "iDT" means @Road's product, as of the Effective Date, which is an
               ---
Internet Data Terminal that, when used in conjunction with the iLM, provides two-way text messaging between the dispatcher and an automotive vehicle via the Internet and is described in more detail on Exhibit A hereto.
                                            ---------

  2.16  iLM:  "iLM" means @Road's product, as of the Effective Date, which is an
               ---
Internet Location Manager that provides vehicle location, speed, and direction of travel, and is described in more detail on Exhibit A hereto.
                                              ---------

  2.17 iLM Firmware Kernel: "iLM Firmware Kernel" means the core of the iLM
                                                ------------------------
firmware including the operating system, global positioning system software, input/output controls, transmission packet controls, iDT controls and other basic operation modules.

  2.18 iLM Firmware Application Program Interface: "iLM Firmware Application
                                                    ------------------------
Program Interface" means the collection of function calls to enable application
-----------------
programs to communicate
with the iLM Firmware Kernel to achieve application program requirements and that is intended to isolate application development efforts from the iLM Firmware Kernel, decrease programming complications, not interfere with other program applications and minimize efficiency loss. @Road shall deliver to Hitachi Software a document to describe the application program interface ("API").
  ---

  2.19  Intellectual Property Rights:  "Intellectual Property Rights" means any
                                        ----------------------------
rights with respect to inventions, discoveries, or improvements, including patents, patent applications, and certificates of invention; trade secrets, know-how, or similar rights; semiconductor chip protection; the protection of works of authorship or expression, including copyrights and future copyright as it arises under co-development activities of the parties; and trademark, service marks, logos, and trade dress; and similar rights under any laws or international conventions in the United States or Japan, including the right to prosecute, enforce, and obtain damages.

  2.21  Mobile Resource Management:  "Mobile Resource Management" means the
                                      --------------------------
measurement of positional information by GPS (Global Positioning System) sensors, which information is transmitted to a data center and then on to subscribers of mobile resource management services using the Internet.

  2.22  Program Technology:  "Program Technology" means the products, results,
                              ------------------
ideas, developments and inventions which Hitachi Software and/or @Road reduce to practice under this Agreement, including, but not limited to, any schematics, layouts, plans, architectures, models, data, formulae, algorithms, methods, practices, prototypes, tests, tools, software, and reports.

  2.23  Release Event: "Release Event" means  (i) the institution by or against
                        -------------
@Road of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of @Road's debts, provided such proceeding is not dismissed within ninety (90) days after its filing, (ii) @Road's making an assignment for the benefit of creditors, or (iii) @Road's dissolution or ceasing to do business.

  2.23  Source Code: "Source Code" means those portions of the FleetASAP
                      -----------
Software which @Road will provide to Hitachi Software in human readable format, as set forth on Exhibit A hereto.
                ---------

  2.24  Specifications: "Specifications" means @Road's published specifications
                         --------------
which describe the functionality, module description, and performance of the Hardware.

  2.25  Subscribers: "Subscribers" means all Class A Subscribers and Class B
                      -----------
Subscribers.

  2.26  Taxes:  "Taxes" means all taxes, levies, imposts, duties, fees or other
                 -----
charges of any nature however imposed by any country or any subdivision or authority of or in that country in any way connected with this Agreement or any instrument or agreement required hereunder, and all interest, penalties or similar liabilities with respect thereto, except such taxes as are imposed on or measured by @Road's net income by a country, or any subdivision or authority of or in that country, in which @Road is doing business, for purposes of that country's income tax laws.

3.  Branding

  3.1 @Road will have the right to name Hitachi Software as a strategic partner on @Road's website and in @Road's marketing materials. @Road will provide examples of such uses to Hitachi Software upon Hitachi Software's written request. In connection with such usage, @Road will comply with the guidelines, if any, set forth on Exhibit B hereto.
                     ---------

  3.2 Hitachi Software will place the @Road Trademarks (including without limitation the @Road logo) (a) above the fold on all websites which Hitachi Software uses in connection with the Hitachi Software FleetASAP service and (b) in other locations mutually agreed upon by the parties, and as specified on

Exhibit B hereto.
---------

4.  Confidentiality

  4.1 During the term of this Agreement, it may be necessary for either party to provide proprietary information to the other. In such event, the disclosure and use of all proprietary information shall be treated in accordance with the Nondisclosure Agreement executed between the parties dated 31 January 2000.

  4.2 It is understood that no technical information provided by @Road to Hitachi Software under this Agreement will involve access to security information, classified U.S. Government "confidential" or higher.

5.  Ownership

  5.1  Retention of Ownership.  Both parties shall retain ownership of their
       ----------------------
respective Intellectual Property Rights that were in existence prior to the Effective Date.

  5.2  Technology Developed by Hitachi Software.  Program Technology developed
       ----------------------------------------
solely by any employee and/or consultant of Hitachi Software and which does not incorporate @Road Intellectual Property Rights in the FleetASAP service, FleetASAP Software, @Road Documentation, or Hardware, shall be owned solely by Hitachi Software.

  5.3  Technology Developed by @Road.  Program Technology developed solely by
       -----------------------------
any employee and/or consultant of @Road and which does not incorporate Hitachi Software Proprietary Rights shall be owned solely by @Road.

6.  Warranty

  6.1  Warranty.  @Road warrants that for a period of twelve (12) months from
       --------
the date of shipment to Hitachi Software (the "Warranty Period"), all Hardware
                                               ---------------
sold to Hitachi Software under this Agreement: (a) will be free from defects in materials and workmanship, and (b) will substantially conform to the Specifications for such Hardware. Hardware providing or incorporating any data security or encryption functionality or secure data transport architecture is provided on an "as is" basis without warranty of any kind.

6.2  Warranty Procedures.  Hitachi Software will, within the Warranty Period,
     -------------------
notify @Road in writing or by facsimile of any Hardware containing defects covered by the limited warranties provided in Section 6.1, and will request a Returned Material Authorization ("RMA") number. @Road will provide the RMA
                                  ---
number in writing or by facsimile to Hitachi Software promptly following receipt of the request. Promptly following its receipt of the RMA number, Hitachi Software shall send such defective Hardware, freight prepaid by Hitachi Software, to @Road directly or, if requested by @Road, to a repair facility designated by @Road. Hitachi Software shall ship the Hardware in its original shipping containers or in containers which provide equivalent protection, and shall display the RMA number(s) on the outside of the containers. @Road reserves the right to refuse to accept any rejected Hardware that does not bear an RMA number on the outside of the container. If a defective Hardware unit is received by @Road during the applicable Warranty Period, @Road will, at its sole option and expense, repair or replace such Hardware using new or used Hardware or materials to make such repair or replacement, and will ship the repaired or replaced Hardware to Hitachi Software. @Road shall pay the charges for shipping properly rejected Hardware back to Hitachi Software; otherwise, Hitachi Software shall be responsible for such return shipping charges. This Section 6.2 states Hitachi Software's sole remedy, and @Road's sole liability, arising out of the limited warranties provided by @Road in Section 6.1.

  6.3  Limitations.  The foregoing warranties do not extend to (a)
       -----------
nonconformities, defects or errors in the Hardware due to accident, abuse, misuse or negligent use of the Hardware or use in other than a normal and customary manner, environmental conditions not conforming to @Road's instructions, or failure to follow prescribed operating maintenance procedures,
(b) defects, errors or nonconformities in the Hardware due to modifications, alterations, additions or changes to the Hardware not made or authorized to be made by @Road, (c) normal wear and tear, or (d) damage caused by force of nature or act of any third party.

  6.4.  No Other Warranty.  EXCEPT AS EXPRESSLY SET FORTH IN SECTION 6.1, @ROAD
        -----------------
MAKES AND HITACHI SOFTWARE AND ITS CUSTOMERS AND SUBSCRIBERS RECEIVE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE HARDWARE, THE @ROAD DOCUMENTATION, THE FLEETASAP SOFTWARE, AND ANY OTHER PRODUCTS, MATERIALS, OR TECHNOLOGY @ROAD MAKES AVAILABLE TO HITACHI SOFTWARE HEREUNDER, AND @ROAD SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES AND REPRESENTATIONS, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE.

7.  Indemnity

  7.1  By @Road.
       --------

     (a) Indemnity.  @Road will defend, at its expense, any action brought
         ---------
against Hitachi Software based upon a claim that the FleetASAP Software, the Hardware, or the @Road Documentation, as used in accordance with the terms and conditions of this Agreement, directly infringe a U.S. or Japanese patent, copyright, or trade secret, and @Road further agrees to pay all damages and costs including reasonable attorneys fees finally awarded against Hitachi Software attributable to such claim; provided that @Road shall have sole control of any such action or settlement negotiations, and further provided that Hitachi Software shall notify @Road promptly in writing of such claim and shall give @Road all authority, information and assistance reasonably necessary to settle or defend such claim. @Road shall reimburse Hitachi Software for incidental out-of-pocket expenses incurred by Hitachi Software in providing such assistance. @Road shall not be liable for any costs or expenses incurred without its prior written authorization.

     (b) @Road Options.  If the FleetASAP Software, the Hardware, or the @Road
         -------------
Documentation become, or in the opinion of @Road may become, the subject of a claim of infringement of any United States or Japanese patent, trade secret, or copyright, @Road may, at its option: (x) procure for Hitachi Software the right to use the FleetASAP Software, the Hardware, or the @Road Documentation free of any liability; (y) replace or modify the FleetASAP Software, the Hardware, or the @Road Documentation to make it/them non-infringing; or (z) if any action is brought against @Road or Hitachi Software and (x) and (y) of this sentence are not available to @Road on commercially reasonable terms then @Road may remove the FleetASAP Software, the Hardware, or the @Road Documentation, or part thereof, terminate all licenses related thereto, and refund the applicable payments paid therefor by Hitachi Software, less an amount equal to thirty-four percent (34%) for each year of use (adjusted pro rata for a partial year of use).

     (c) Exclusions from Indemnity. @Road assumes no liability hereunder for:
         -------------------------
(i) any method or process in which the FleetASAP Software, the Hardware, or the @Road Documentation may be used, to the extent such infringement would not have occurred but for use of the FleetASAP Software, the Hardware, or the @Road Documentation in such method or process; (ii) any compliance with Hitachi Software's specifications; (iii) use of other than a current unaltered release of the FleetASAP Software, the Hardware, or the @Road Documentation; (iv) the combination, operation or use of the FleetASAP Software, the Hardware, or the @Road Documentation with non-@Road programs or data to the extent that such infringement would not have occurred but for the combination, operation or use of the FleetASAP Software, the Hardware, or the @Road Documentation with other programs or data; or (v) modifications to the FleetASAP Software, the Hardware, or the @Road Documentation made by a party other than @Road, to the extent such infringement would not have occurred but for such modifications to the FleetASAP Software, the Hardware, or the @Road Documentation.

     (d) Sole and Exclusive Liability.  THIS SECTION 7.1 SETS FORTH THE SOLE AND
         ----------------------------
EXCLUSIVE LIABILITY OF @ROAD FOR INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

    7.2 By Hitachi Software.
        -------------------

        (a) Indemnity.  Hitachi Software will defend, at its expense, any action
            ---------
brought against @Road based upon a claim that the Hitachi Software Documentation, as used in accordance with the terms and conditions of this Agreement, directly infringe a U.S. or Japanese patent, copyright, or trade secret, and Hitachi Software further agrees to pay all damages and costs finally awarded against @Road attributable to such claim; provided that Hitachi Software shall have sole control of any such action or settlement negotiations, and further provided that @Road shall notify Hitachi Software promptly in writing of such claim and shall give Hitachi Software all authority, information and assistance reasonably necessary to settle or defend such claim. Hitachi Software shall reimburse @Road for incidental out-of-pocket expenses incurred by @Road in providing such assistance. Hitachi Software shall not be liable for any costs or expenses incurred without its prior written authorization.

        (b) Hitachi Software Options.  If the Hitachi Software Documentation
            ------------------------
becomes, or in the opinion of Hitachi Software may become, the subject of a claim of infringement of any United States or Japanese patent, trade secret, or copyright, Hitachi Software may, at its option: (x) procure for @Road the right to use Hitachi Software Documentation free of any liability; (y) replace or modify the Hitachi Software Documentation, or portion thereof, to make it non-infringing or (c) if any action is brought against Hitachi Software or @Road and
(x) and (y) of this sentence are not available to Hitachi Software on commercially reasonable terms then Hitachi Software may terminate all licenses related to the Hitachi Software Documentation, and refund the applicable payments paid therefor by @Road, less an amount equal to thirty-four percent (34%) for each year of use (adjusted pro rata for a partial year of use).

     (c) Exclusions from Indemnity. Hitachi Software assumes no liability
         -------------------------
hereunder for: (i) any method or process in which the Hitachi Software Documentation may be used, to the extent such infringement would not have occurred but for use of the Hitachi Software Documentation in such method or process; (ii) any compliance with @Road specifications; (iii) the combination, operation or use of the Hitachi Software Documentation with non-Hitachi Software programs or data to the extent that such infringement would have not have occurred but for the combination, operation or use of the Hitachi Software Documentation with other programs or data; or (iv) modifications to the Hitachi Software Documentation made by a party other than Hitachi Software, to the extent such infringement would not have occurred but for such modifications to the Hitachi Software Documentation.

     (d) Sole and Exclusive Liability.  THIS SECTION 7.2 SETS FORTH THE SOLE AND
         ----------------------------
EXCLUSIVE LIABILITY OF HITACHI SOFTWARE FOR INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

8.  Liability

Hitachi Software agrees that @Road's liability hereunder arising from this Agreement shall in no event exceed the payments received by @Road pursuant to this Agreement during the twelve (12) month period preceding the event giving rise to such liability. @ROAD WILL NOT BE LIABLE FOR ANY LOST PROFITS, LOSS OF BUSINESS, INTERRUPTION OF BUSINESS, LOSS OF USE, OR LOSS OF DATA FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, FOR ANY CLAIM OR DEMAND AGAINST HITACHI SOFTWARE BY ANY OTHER PARTY OR FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, UNDER OR ARISING OUT OF THIS AGREEMENT, EVEN IF @ROAD HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. HITACHI SOFTWARE ACKNOWLEDGES AND AGREES THAT THE AMOUNTS PAYABLE HEREUNDER BY HITACHI SOFTWARE ARE BASED IN PART UPON THESE LIMITATIONS, AND THAT THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

9.  Termination

  9.1  Term.  The term of this Agreement and the license granted hereunder shall
       ----
commence on the Effective Date and shall continue for a term of five (5) years, unless earlier terminated in accordance with this Section 9 or extended as mutually agreed upon by the parties in writing.

  9.2  Termination for Default.  Either party may, at its option, terminate this
       -----------------------
Agreement upon written notice to the other party if the other party materially fails to comply with any of the terms and conditions of this Agreement and if such default has not been cured within thirty (30) days after written notice to the other party.

  9.3  Termination for Insolvency.  This Agreement may be terminated by either
       --------------------------
party, on notice, (a) if the other party becomes insolvent, (b) upon the institution by the other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of its debts, (c) upon the institution of such proceedings against the other party, which are not dismissed or otherwise resolved in such other party's favor within sixty (60) days thereafter, (d) upon the other party's making a general assignment for the benefit of creditors, or (e) upon the other party's dissolution or ceasing to conduct business in the normal course.

  9.4  Surviving Terms.  Sections 2, 4, 5, 6, 7, 8, 9.4, 9.5, 9.6, 10, 11
       ---------------
(excluding 11.4), 12.1(c), 13.5, 24, 25, 26, and all payment obligations incurred prior to termination of this Agreement, shall survive termination of this Agreement. Upon the expiration of this Agreement, or if Hitachi Software terminates this Agreement pursuant to Sections 9.2 or 9.3, the licenses granted to Hitachi Software in Section 12.1 shall continue, provided that (a) Sections
12.1 (excluding Section 12.1(a)(ii)), 12.2, 13, and 21 shall, in addition to the provisions specified above, survive the termination of this Agreement, and (b) @Road will have the right to terminate all licenses to Hitachi Software hereunder, as set forth in Section 9.2, in the event that Hitachi Software breaches any of the surviving terms and conditions of this Agreement. If @Road terminates this Agreement pursuant to Section 9.2 or 9.3, within thirty (30) days after termination of this Agreement, Hitachi Software shall return to @Road, at @Road's expense, and shall make no further use of, any property, materials or other items of @Road, and shall certify in writing to @Road, that the originals and all copies, in whole or in part, in any form, of the FleetASAP Software or @Road Documentation or related materials in the possession of Hitachi Software or its affiliates or agents have been destroyed or returned to @Road.

  9.5  Other Remedies.  Nothing contained herein shall limit any other remedies
       --------------
that @Road may have for the default of Hitachi Software under this Agreement nor relieve Hitachi Software of any of its obligations incurred prior to termination of this Agreement. Nothing contained herein shall limit any other remedies that Hitachi Software may have for the default of @Road under this Agreement nor relieve @Road of any of its obligations incurred prior to termination of this Agreement.

  9.6  Liability.  In the event of termination by either party in accordance
       ---------
with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases, commitments, or any consequential damages in connection with the business or goodwill of either party. Termination shall not, however, relieve either party of any obligations incurred prior to termination, including without limitation, the obligation of Hitachi Software or @Road to pay the other party all amounts which accrued hereunder prior to such termination.

10.    Dispute resolution

  10.1 Arbitration. Any controversy, claim or dispute arising out of or relating
       -----------
to this Agreement or any breach thereof which cannot be settled amicably by the parties shall be resolved by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "Rules") then
                                                           -----
prevailing. Arbitration shall be by a single arbitrator chosen by the parties, provided that if the parties fail to agree and to appoint such a single arbitrator within thirty (30) calendar days after a demand for arbitration, then the arbitrator shall be chosen in accordance with the Rules. It is agreed that all documentary submissions, presentations and proceedings shall be in the English language. With the exception of monetary claims in excess of one million dollars ($1,000,000), the decision of the arbitrator shall be final and binding on the parties, and a judgment on any award may be entered in any court of competent jurisdiction. The arbitration fee shall be borne equally by each party unless otherwise awarded by the arbitration. If the decision involves the resolution of a monetary claim in excess of one million dollars ($1,000,000) or if there has been an error in law, the decision of the arbitrator may be appealed by either party and determined by an action brought in a court of competent jurisdiction.

  10.2 The parties agree that arbitration may be an inadequate remedy for all breaches of this Agreement, particularly as it relates to intellectual property and confidential and proprietary information. As such, the parties agree that they each shall be entitled to equitable relief, including the injunction or injunctions as may be required to prevent breaches of any of the provisions of this Agreement and may specifically enforce such provisions by an action instituted in any court of competent jurisdiction. In addition, the parties further agree not to contest the availability of the other party seeking such injunctive relief.

  10.3 Governing law and jurisdiction.
       ------------------------------
       (a) All Arbitration proceedings will be held in San Francisco, U.S.A.
       (b) This Agreement shall be enforced and interpreted under the laws of California.
       (c) The parties to this Agreement will ensure compliance with all applicable U.S. and Japanese laws and regulations, including the U.S. Foreign Corrupt Practices Act.
       (d) For any instance not covered by the Rules, California law shall apply without giving effect to principles of conflicts of laws.
       (e) The parties consent to the exclusive jurisdiction and venue of the State and Federal Courts of Santa Clara County, California, U.S.A.

11.  Miscellaneous

  11.1  Publicity.  Any news releases, public announcements, advertisements or
        ---------
publicity related by either party concerning this Agreement, or any proposals, or any resulting contracts or subcontracts to be carried out hereunder, will be subject to prior approval of the other party upon reasonable notice, except: that this Agreement and the terms thereof may be made known to the U.S. and Japanese Governments, as required by law. Any such publicity shall give due credit to the contribution of each party. Notwithstanding the foregoing, the parties agree to jointly issue (a) one press release on the Effective Date of
this Agreement, in the form set forth on Exhibit D   attached hereto, and (b)
                                         ---------
one press release on the date Hitachi Software first offers the Hitachi Software FleetASAP service in Japan.

  11.2 Employees.  The employees of the parties shall obey all pertinent rules
       ---------
and regulations of the other party while on the premises of the other party. Each party shall indemnify and save the other party harmless from and against all claims for bodily injuries, including death or damage to property, except those caused solely by the negligent act or omission of the other party or its employees in pursuance of the objectives of this Agreement.

  11.3 Export. Neither party shall export, directly or indirectly, any
       ------
documentation, products, or technology without first obtaining all required licenses and approvals from the appropriate government agencies.

  11.4 Non-solicitation.  It is expressly agreed that neither party, without the
       ----------------
prior written consent of the other party, will directly or indirectly solicit, hire, consult, or otherwise contract with any employee(s) of the other party who are associated with the proposed efforts during the course of this Agreement. This clause, however, shall not restrict in any way the right of either party to solicit generally in the media for required personnel. Furthermore, this clause does not restrict employees of either party from pursuing, on their own initiative, employment opportunities with the other party.

  11.5 Representatives.  Each party will designate in writing one or more
       ---------------
individuals within its own organization as its representative(s) responsible for directing performance of such party's necessary functions, and for communicating with the other party in connection with its obligations under this Agreement.

  11.6 Notice.  All notices, certificates, invoices, acknowledgments and other
       ------
reports hereunder shall be in writing and shall be deemed received when transmitted by confirmed facsimile, or five (5) business days after being duly mailed by overnight courier or registered letter to the other party at its address as follows, or to such other address as either party may, by written notice, designate to the other.

   Hitachi Software Engineering Co., Ltd.
   6-81 Onoe-cho, Naka-ku Yokohama 231-0015
   Japan
   Attn:  General Manager, International Business Development
   Fax: +81-45-681-4914

   @Road, Inc.                                        with a copy to:
   47200 Bayside Parkway                              @Road, Inc.
   Fremont, CA 94538                                  47200 Bayside Parkway
   USA                                                Fremont, CA  95134
   Attn:  Chief Technology Officer                    USA
   Fax: 510.353-6028                                  Attn: General Counsel

  11.7  Independent Contractors.  The relationship of @Road and Hitachi Software
        -----------------------
is that of independent contractors, and nothing contained in this Agreement shall be construed to (a) give either party the power to direct or control the day-to-day activities of the other, (b) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint undertaking, or (c) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

  11.8  Customers and Subscribers.  Hitachi Software shall ensure that its
        -------------------------
customers and Subscribers comply with all of the terms and conditions of this Agreement, and shall be liable to @Road in the event of any such noncompliance. Hitachi Software shall include in all customer or Subscriber agreements or shall otherwise deliver to each of its customers or Subscribers information substantially similar to that contained in Sections 21, 24, 25 and 26 of this Agreement.

  11.9 Entire Agreement.  This Agreement and its Exhibits contain all of the
       ----------------
agreements, representations and understandings of the parties hereto with respect to the subject matter hereof, and supersede and replace any and all previous understandings, commitments or agreements, oral or written.

  11.10 Severability.  If any part, term or provision of this Agreement shall be
        ------------
held void, illegal, unenforceable, or in conflict with any law of a federal, state or local government having jurisdiction over this Agreement, the validity of the remaining portions or provisions shall not be affected thereby. Notwithstanding the provisions of the foregoing sentence, if such validity shall change the basic intent of the parties, as set forth in this Agreement, the rights, duties, and obligations of either party hereunder shall be subject to good faith re-negotiation between the parties.

  11.11 Assignment. Neither party shall assign any of its rights, obligations or
        ----------
privileges (by operation of law or otherwise) hereunder without the prior written consent of the other party; provided, however, that either party shall have the right to assign its rights, obligations and privileges hereunder to a merger partner, successor in business or acquirer of all or substantially all of such party's business or assets without obtaining consent from the other party to such assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under this Agreement, except as expressly provided in this Agreement.

  11.12 Amendment.  This Agreement shall not be amended or modified, nor shall
        ---------
any waiver or any right hereunder be effective unless set forth in a document executed by duly authorized representatives of both Hitachi Software and @Road.

  11.13 Non-Waiver. The waiver of any particular breach or default, or any delay
        ----------
in exercising any rights, shall not constitute a waiver of any subsequent breach or default.

  11.14 Taxes.  All payments or reimbursements under this Agreement and any
        -----
instrument or agreement required hereunder shall be made without set-off or counter claim and be free and clear and without deduction for any and all present and future Taxes. Hitachi Software agrees to pay all Taxes to be paid on payments or reimbursements under this Agreement directly to the appropriate government authority. If Hitachi Software and/or @Road are legally prohibited from complying with this Section 11.14, payments due to @Road under this Agreement and any instrument or agreement required hereunder shall be increased so that, after provisions for Taxes and all Taxes on such increase, amounts received by @Road will be equal to the amounts payable under this Agreement, and any instrument or agreement required hereunder, as if no Taxes were due on such payments. Hitachi Software shall indemnify @Road for the full amount of Taxes payable by @Road and any liabilities (including penalties, interest and expenses) arising from such Taxes within thirty (30) days of any written demand by @Road. Hitachi Software shall provide evidence that all applicable Taxes have been paid to the appropriate taxing authority by delivering to @Road receipts or notarized copies thereof within sixty (60) days after the due date for such tax payments.

  11.15 Force Majeure.  Neither party will be responsible for any failure to
        -------------
perform its obligations (other than payment obligations) under this Agreement due to reasons beyond its reasonable control, including without limitation acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods or accidents.

  11.16  English Language.  This Agreement is in the English language only,
         ----------------
which language shall be controlling in all respects. No translation, if any, of this Agreement into any other language shall be of any force or effect in the interpretation of this Agreement or in determination of the interests of either party hereto. Furthermore, the parties agree that all correspondence, notices, orders, claims, suits and other communication between the parties hereto shall be written or conducted in English.

  11.17  United States Dollars.  All references to "dollars", "U.S. $" or "$"
         ---------------------
shall mean United States Dollars.

  11.18  Foreign Corrupt Practices Act.  In conformity with the United States
         -----------------------------
Foreign Corrupt Practices Act, Hitachi Software and its employees and agents shall not directly or indirectly make an offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within the United States Government (including a decision not to act) or inducing such a person to use his influence to affect any such governmental act or decision in order to assist Hitachi Software in obtaining, retaining or directing any such business.

  11.19  Escrow. Upon Hitachi Software's written request, @Road shall deposit
         ------
with Data Securities International, Inc. ("Escrow Agent") the source code of the
                                           ------------
FleetASAP Software ("Escrow Materials") pursuant to the terms of an escrow
                     ----------------
agreement to be entered into among Hitachi Software, @Road, and the Escrow Agent. Hitachi Software shall bear the cost of maintaining the escrow account.

     (b) Release Procedure.  Upon the occurrence of a Release Event, Hitachi
         -----------------
Software will notify the Escrow Agent. The Escrow Materials will be released for use by Hitachi Software, subject to the terms and conditions hereof, only after notice of such Release Event from the Escrow Agent to @Road and @Road's failure to declare in writing to the Escrow Agent within thirty (30) calendar days that no Release Event has occurred. If @Road makes such written declaration, then the issue of whether a Release Event has occurred and is continuing shall be submitted to arbitration in Santa Clara County, California, under the Commercial Arbitration Rules of the American Arbitration Association by one (1) arbitrator appointed in accordance with said Rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The costs of the arbitration, including administrative and arbitrator's fees, shall be shared equally by the parties. Each party shall bear the costs of its own attorneys' fees in connection with such arbitration.

     (c) License.  Subject to the terms and conditions of this Agreement, @Road
         -------
hereby grants Hitachi Software a nonexclusive, non-transferable right and license to use, modify, and reproduce the Escrow Materials solely in connection with Hitachi Software's maintenance and support of the Hitachi Software FleetASAP, which Hitachi Software may exercise at any time after the occurrence and during the continuation of a Release Event. Upon the cessation of any Release Event, all licenses granted pursuant to this Section 11.19(c) shall terminate, unless and until triggered again pursuant to this Section 11.19, and Hitachi Software shall promptly return all copies of the Escrow Materials, or any portion thereof, to @Road, at Hitachi Software's sole expense.

  11.20   Government Approvals.  Hitachi Software shall obtain all approvals and
          --------------------
make all filings (other than intellectual property filings and registrations) required by the national and local governments within Japan with respect to the performance of this Agreement.

  11.21          Technical Managers. The parties have assigned their respective
                 ------------------
employees below as technical managers pursuant to this Agreement to ensure timely and effective communication of software and network issues. At a minimum, such technical managers are the primary contacts under this Agreement and will be available during their respective employer's business hours to receive and act upon the other party's reasonable requests.

   Hitachi Software Engineering Co., Ltd.
   6-81 Onoe-cho, Naka-ku Yokohama 231-0015
   Japan
   Attn: Takatoshi Kodaira, General Manager, Geospatial Information Division
   Tel: +81-45-681-2196
   Fax: +81-45-681-2076
   Email: tkodaira@ika.hitachi-sk.co.jp

   @Road, Inc.
   47200 Bayside Parkway
   Fremont, CA 94538
   USA

   Attn:  Shirish Puranik, Vice President, Software Engineering
   Tel: 510-870-1114
   Fax: 510-353-6028
   Email: spuranik@road-inc.com

  11.22 Titles and Subtitles of this Agreement. The titles and
        --------------------------------------
subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                             II. License Provisions

12.  License Grants

    12.1 By @Road.
         --------

         (a) Software and Documentation.  Subject to the terms, conditions, and
             --------------------------
restrictions of this Agreement, @Road hereby grants to Hitachi Software, under @Road's Intellectual Property Rights, including without limitation, the @Road Patents, a perpetual, nontransferable, royalty-bearing license in Japan, without rights to sublicense, to (i) install, reproduce, and use the FleetASAP Software and @Road Documentation solely as is necessary to offer a service materially similar to FleetASAP in Japan, and (ii) modify the Source Code solely as is necessary to translate the English portions of the FleetASAP service into Japanese; provided, however, that such modifications shall not materially alter the performance or functionality of the FleetASAP Software.

         (i) Restrictions. Hitachi Software agrees that it shall not cause or
             ------------
permit the disassembly, decompilation or reverse engineering of the FleetASAP Software or otherwise attempt to gain access to the source code of the Software except as set forth in Section 12.1(a) above. Any copies of the @Road Documentation or FleetASAP Software made by Hitachi Software hereunder shall include @Road's copyright notice and any other proprietary notices that appear on the original copies of such materials. Any copies of the FleetASAP Software or @Road Documentation made by Hitachi Software are the exclusive property of @Road. Hitachi Software shall comply with the Source Code restrictions set forth on Exhibit E hereto.
   ---------

        (ii) Exclusivity. Subject to Hitachi Software's attainment of the
             -----------
minimum sales set forth in Section 16 below, and during the period of time which begins on the Effective Date and ends on December 31, 2003 or upon the termination of this Agreement, whichever occurs earlier, @Road will not license to any third party its FleetASAP Software or @Road Documentation in order to enable such party to offer a service using an iLM platform and which is substantially similar to FleetASAP in Japan.

  (b) Trademarks.  Subject to the terms, conditions, and restrictions of this
      ----------
Agreement, @Road hereby grants to Hitachi Software a perpetual, nonexclusive, nontransferable, royalty-free license in Japan, without rights to sublicense, to use the @Road Trademarks solely as is necessary to fulfill Hitachi Software's branding obligations set forth in Section 3 of this Agreement. @Road grants to Hitachi Software the royalty-free right to localize, modify, abridge, enhance and distribute any existing @Road sales, promotion, marketing, installation or customer education documents or materials, provided, however, that Hitachi Software shall obtain the prior written consent from @Road for any such use.

      (i)  Restrictions. Hitachi Software shall comply with the usage guidelines
           ------------
stipulated on Exhibit B, and upon request by @Road, shall furnish @Road with
              ---------
samples of Hitachi Software's usage of the @Road Trademarks. Hitachi Software and @Road may, from time to time, discuss and agree to modify Exhibit B to
                                                              ---------
accommodate new @Road trademarks and usage guidelines. Hitachi Software shall not challenge @Road's ownership of the @Road Trademarks or use or adopt any trademarks which might be confusingly similar to such marks. Hitachi Software's use of such @Road Trademarks shall inure to the benefit of @Road.

  (c)  Reservation of Rights.  @Road reserves all rights not otherwise expressly
       ---------------------
granted in this Section 12.1.

  12.2  By Hitachi Software.
        -------------------

  (a) Hitachi Software Proprietary Rights.  Subject to the terms, conditions,
      -----------------------------------
and restrictions of this Agreement, Hitachi Software hereby grants to @Road, under the Hitachi Software Proprietary Rights, a perpetual, royalty-bearing license to use, make, have made, offer for sale, and sell Mobile Resource Management services and products in North America.

  (b) Trademarks.  Subject to the terms, conditions, and restrictions of this
      ----------
Agreement, Hitachi Software hereby grants to @Road a perpetual, nonexclusive, royalty-free license, without rights to sublicense, to use the Hitachi Software Trademarks in connection with Section 3 of this Agreement. Hitachi Software grants to @Road the royalty-free right to localize, modify, abridge, enhance and distribute any existing Hitachi Software sales, promotion, marketing, installation or customer education documents or materials, provided, however, that @Road shall obtain the prior written consent from Hitachi Software for any such use.

         (i) Restrictions. @Road shall comply with the usage guidelines
             ------------
stipulated on Exhibit B, and upon request by Hitachi Software, shall furnish
              ---------
Hitachi Software with samples of @Road's usage of such Hitachi Software Trademarks. Hitachi Software and @Road may, from time to time, discuss and agree to modify Exhibit B to accommodate new Hitachi Software trademarks and usage
          ---------
guidelines. @Road will not challenge Hitachi Software's ownership of such Hitachi Software Trademarks or use or adopt any trademarks which might be confusingly similar to such marks. @Road's use of such Hitachi Software Trademarks shall inure to the benefit of Hitachi Software.

   (c)  Reservation of Rights. Hitachi Software reserves all rights not
        ---------------------
otherwise expressly granted in this Section 12.2.

  12.3  Right of First Refusal.  In the event that (a) @Road offers additional
        ----------------------
services or products to commercial customers in the United States in conjunction with FleetASAP based on the iLM platform or (b) Hitachi Software offers additional services to commercial customers in Japan in connection with Mobile Resource Management, such offering party ("Offeror") shall provide written
                                           -------
notice of such services or products to the other party ("Offeree") within thirty
                                                         -------
(30) days after the date the Offeror makes such products or services commercially available to five (5) or more customers ("Notice"). The Offeree
                                                       ------
shall have ten (10) business days (which time period may be extended by mutual written agreement) following its receipt of the Notice ("Response Period") to
                                                         ---------------
inform the Offeror of its desire to negotiate an agreement in connection with such products and/or services. If the Offeror fails to receive a response to its Notice from Offeree within the Response Period, the Offeror's obligations under this Section with respect to such product and/or service shall cease. In the event Offeror receives a response from the Offeree within the Response Period indicating Offeree's desire to negotiate an agreement with Offeror in connection with Offeror's products and/or services, Offeror agrees to negotiate such an agreement in good faith for a period of thirty (30) business days following the Offeror's receipt of the Offeree's response. At the end of such thirty (30) day period, if the Offeror and Offeree do not mutually agree to the terms of an agreement regarding the Offeror's products and/or services, then Offeror's obligation to negotiate such an agreement with Offeree with respect to such product and/or service shall terminate.

13.  Royalties and Payment

   13.1 Reports.  Hitachi Software will submit a written quarterly report (via
        -------
email to crice-murphy@road-inc.com, unless otherwise requested in writing by @Road) to @Road within ten (10) calendar days after the end of each calendar quarter, provided however such fourth calendar quarter report shall be provided to @Road within ten(10) business days after the end of such quarter. Such quarterly report shall include: (a) the names and locations of the servers running Hitachi Software FleetASAP, (b) the name of each customer with Class A Subscribers or Class B Subscribers, (c) the number of Class A Subscribers or Class B Subscribers pertaining to such customer, (d) the number of iLMs sold, leased or used during such quarter, (e) the number of iDTs sold, leased or used during such quarter, (f) the dates of sale, lease or first use of all iLMs and iDTs during such quarter and (g) such other information as @Road may reasonably request. Upon receipt of a quarterly report, @Road shall deliver to Hitachi Software an invoice for royalties pertaining to such quarterly report. Hitachi Software shall pay such invoices net thirty (30) days from the date of the invoice; provided, however, that no such payment shall be due until the date that the Prepaid Royalties are fully credited against all such royalties which accrue hereunder.

   13.2 Royalties. Hitachi Software shall pay @Road [*] in prepaid royalties (as more fully described in Exhibit J attached hereto) within eighty (80) days
                            ---------
after the Effective Date. . ("Prepaid Royalties"). The Prepaid Royalties are
                              -----------------
non-refundable, but are fully creditable against royalties which Hitachi Software owes @Road in accordance with Section 13.3 below.


   13.3 Royalty Schedule.
        ----------------

   (a) Class A Subscribers.  Hitachi Software will pay @Road a royalty of [*]
       -------------------
per month (pro rated for each partial month) per Class A
Subscriber as more fully described in Exhibit J attached hereto.
                                      ---------

   (b) Class B Subscribers.  Hitachi Software will pay @Road a royalty of [*]
       -------------------
per month (pro rated for each partial month) per Class B
Subscriber as more fully described in Exhibit J attached hereto.  Hitachi
                                      ---------
Software shall transition Class B Subscribers to Class A Subscribers as soon as is commercially feasible.

   13.4  Reserved.
         --------

   13.5  Audit Rights.  Hitachi Software shall maintain full and complete
         ------------
records regarding Class A Subscribers, Class B Subscribers, and the provision of Hitachi Software FleetASAP. Authorized representatives of @Road who are collectively familiar with FleetASAP and Japanese accounting principles and law shall be entitled to audit such records and access Hitachi Software servers upon thirty (30) days written notice, provided, that @Road may conduct no more than one such audit in any six (6) month period. Any such audit shall be performed at @Road's expense during normal business hours; provided, that the cost of such audit (in addition to the full amount of any underpayments) shall be promptly paid by Hitachi Software if such audit reveals an underpayment by Hitachi Software of more than five percent (5%) of the amounts payable by Hitachi Software to @Road in any six (6) month period.

14.  Delivery

Subject to payment by Hitachi Software of @Road's technical service fees specified in Section 15.2 below, @Road shall deliver the FleetASAP Software and @Road Documentation to Hitachi Software in accordance with the plan and schedule set forth on Exhibit F hereto. Hitachi Software will deliver the Hitachi
             ---------
Software Documentation to @Road in accordance with the plan and schedule set forth on Exhibit F hereto.
         ---------

15.  Support

  15.1 Support.  @Road will provide support to Hitachi Software as set forth on
       -------
Exhibit G   hereto.
-----------

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS PAGE HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

  15.2 Payments.  Hitachi Software shall pay @Road for all support services
       --------
@Road provides to Hitachi Software pursuant to Sections 14 and 15.1 above at the rate of [*] per person per hour until the earlier to occur of (a) the first annual anniversary of the Effective Date, or (b) the provision by @Road of [*] of support services under this Agreement. Thereafter, all such support shall be subject to payment by Hitachi Software of @Road's then-current standard support fees. In addition, Hitachi Software will pay all travel expenses (including transportation, meals, and lodging) which @Road reasonably incurs under this Agreement. @Road shall invoice Hitachi Software for all such support and expenses at the end of each month, and Hitachi Software shall pay @Road the full amount of such invoice within thirty (30) days after the date of such invoice.

16.  Minimum Sales

Hitachi Software will use its best efforts to obtain and maintain Subscribers in accordance with the schedule set forth below. If, at the end of any period specified in the table below, Hitachi Software has less than the number of Subscribers specified for such period in the table below, all exclusivity obligations of @Road pursuant to Section 12.1(a)(ii) above shall automatically terminate, unless otherwise agreed upon by the parties in writing.

                                                    Total Number of Subscribers
                  Period                                  at End of Period
--------------------------------------------------------------------------------------
Effective Date - 06/30/01                     [*]   Subscribers
--------------------------------------------------------------------------------------

 07/01/01 - 09/30/01                          [*]   Subscribers
--------------------------------------------------------------------------------------
 10/01/01 - 12/31/01                          [*]   Subscribers
--------------------------------------------------------------------------------------
 01/01/02 - 03/31/02                          [*]   Subscribers
--------------------------------------------------------------------------------------
 04/01/02 - 06/30/02                          [*]   Subscribers
--------------------------------------------------------------------------------------
 07/01/02 - 09/30/02                          [*]   Subscribers
--------------------------------------------------------------------------------------
 10/01/02 - 12/31/02                          [*]   Subscribers
--------------------------------------------------------------------------------------
 01/01/03 - 03/31/03                          [*]   Subscribers
--------------------------------------------------------------------------------------
 04/01/03 - 06/30/03                          [*]   Subscribers
--------------------------------------------------------------------------------------
 07/01/03 - 09/30/03                          [*]   Subscribers
--------------------------------------------------------------------------------------
 10/01/03 - 12/31/03                          [*]   Subscribers
--------------------------------------------------------------------------------------

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS PAGE HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                            III. Purchase Provisions

17.  General

On or before the fifth (5th) day of each calendar month during the term of this Agreement, Hitachi Software shall deliver to @Road (a) a written twelve (12) month non-binding rolling forecast of Hitachi Software's good faith estimate of its purchase quantities of Hardware for delivery during the twelve (12) month period following the then-current month (the "Rolling Forecast") and (b) a
                                              ----------------
written binding purchase order for Hardware for delivery ninety (90) days from the date of @Road's receipt of the purchase order.

Hitachi Software may also initiate purchases of Hardware under this Agreement by submitting written purchase orders to @Road with a lead time of at least thirty
(30) days; provided however that no such purchase order shall be binding upon @Road until accepted by @Road in writing. All purchase orders shall state unit quantities, unit descriptions and shipping instructions. @Road reserves the right to reject purchase orders in whole or in part if the quantities specified in the purchase orders from Hitachi Software exceed the Rolling Forecast. In the event that @Road is unable to fill an accepted purchase order in accordance with the schedule set forth therein, @Road shall allocate its output of Hardware among its customers in a manner that is reasonable in light of the prior purchase order levels of such customers. This Agreement shall govern all purchase orders placed by Hitachi Software for units of the Hardware. No terms on purchase orders, invoices or like documents produced by Hitachi Software shall alter or add to the terms of this Agreement.

18.  Prices, Taxes, Payment

Hitachi Software will have the right to purchase Hardware from @Road at the
prices set forth on Exhibit H hereto.   Terms of payment are net thirty (30)
                    ---------
days from date of @Road's invoice. The amount of credit may be changed or withdrawn completely by @Road at anytime. On any order for which credit is not extended by @Road, shipment or delivery shall require, at @Road's election, cash with order (in whole or part), or C.O.D. or sight draft attached to the bill of lading or other shipping documents, and all costs of collection shall be paid by Hitachi Software.

19.  Most Favored Customer Pricing

@Road represents and warrants that the prices for the Hardware set forth on

Exhibit H hereto shall be as favorable as the prices @Road offers to customers,
---------
sublicensees and distributors similarly situated to Hitachi Software, for such Hardware under similar terms and conditions, including without limitation, volumes and territory.

20.  Installation

Hitachi Software shall be solely responsible for the installation of all Hardware hereunder.

21.  Software License

@Road hereby grants only to Hitachi Software and Hitachi Software customers who subscribe to Hitachi Software FleetASAP a non-exclusive right and license to use any software contained in or embedded in the Hardware (collectively, the "Software"), solely in conjunction with such Hardware, in object code form only.
---------
Hitachi Software may only transfer such Software together with, and as incorporated in, the Hardware with which it was originally delivered. Hitachi Software receives no title or ownership rights to such Software. Except for the license granted in this Section, all right, title and interest in the Software shall remain the exclusive property of @Road or its licensors. This Agreement does not give Hitachi Software or its customers any right to reproduce the Software or any related documentation, and Hitachi Software agrees that it shall not decompile, disassemble, compile or reverse engineer the Software or otherwise attempt to gain access to the Software source code.

22.  Title and Delivery

All Hardware shall be shipped by @Road in conformance with @Road's standard shipping procedures. @Road shall provide Hardware packaging sufficiently durable for export shipment, provided that Hitachi Software shall make commercially reasonable efforts to request such export shipments in quantities of 450 unit (iLM or iDT) palates. Shipment shall be F.O.B. @Road's facility

("Delivery Point").  Risk of loss shall pass to Hitachi Software at the F.O.B.
  --------------
location. All customs duties, freight, insurance and other shipping expenses from the Delivery Point, as well as any other special packing expenses requested by Hitachi Software, shall be borne by Hitachi Software. @ROAD SHALL NOT BE LIABLE FOR ANY DELAY IN TRANSPORTATION OF THE HARDWARE. In the event of any default by Hitachi Software, @Road may decline to make further shipments without in any way affecting its rights under this Agreement.

23.  Acceptance

Hitachi Software shall have thirty (30) days after delivery to inspect and to test each Hardware unit shipped by @Road to Hitachi Software. During such thirty
(30) day period, if Hitachi Software determines, either in the United States or Japan, that any such Hardware fails to meet the Specifications, Hitachi Software may reject such Hardware by notifying @Road in writing of such rejection. Any Hardware not rejected by Hitachi Software within the thirty (30) day acceptance period under this Section shall be deemed accepted by Hitachi Software. Acceptance test procedures are further defined in Exhibit K.

24.  Hitachi Software Acknowledgements

Hitachi Software acknowledges that (a) data collected by the Hardware while out of coverage or without calling connectivity is limited to Hardware memory capacity described in the Specifications ; (b) data collected by the Hardware is not provided in real time and delays in receipt of data are normal; (c) Hardware antennae should have an unobstructed view of the sky; (d) the Hardware may not operate in enclosed spaces, in buildings, between tall buildings, underground or in urban or natural canyons; (e) Hardware will go into a "sleep" mode after approximately fourteen hours of non-use and Hardware in sleep mode will not operate until the vehicle in which the Hardware is installed is subsequently started and moved; and (f) although portions of the Hardware are encrypted, content conveyed by the Hardware is capable of being intercepted, without knowledge of or permission from @Road, by third parties.

25.  Coverage and Data Transmission

The Hardware is dependent on the coverage and calling areas of cellular networks owned and operated by third parties. Coverage and calling areas are approximate and do not cover significant portions of the United States or Japan. Actual coverage and operation of the Hardware depends on system availability and capacity, system and equipment upgrades, repairs, maintenance, modifications and relocation, equipment, terrain, signal strength, structural conditions, weather and atmospheric conditions, governmental regulations, suspected fraudulent activities, acts of God and other conditions beyond @Road's reasonable control. @Road will not be responsible for limits in coverage or performance degradation due to any such conditions. Hitachi Software acknowledges that coverage and calling areas may be interrupted, halted, or curtailed or the quality of the transmission may be diminished at any time. The Hardware and the FleetASAP service are dependent upon the availability of the Internet, which is owned and operated by and accessed through third parties.

26.  High Risk Activities

The Hardware and any modifications, alterations, additions or changes to the Hardware, are not fault tolerant and are not designed, manufactured or intended for use in life support, emergency, mission critical or other ultra-hazardous activities ("High Risk Activities"). @Road specifically disclaims any express
             --------------------
or implied warranty of fitness for such High Risk Activities. Hitachi Software represents and warrants that it will not use, or permit to be used, the Hardware for such High Risk Activities, and Hitachi Software agrees to fully indemnify and hold harmless @Road for any damages or other losses resulting from such use.


                           [SIGNATURE PAGE FOLLOWS]

  The parties have executed this Agreement as of the respective date set forth below.




HITACHI SOFTWARE                                      @ROAD, INC.
ENGINEERING CO., LTD.


By: /s/ Takatoshi Kodaira                             By: /s/ Krish Panu
   -------------------------------------                 ----------------------
Name:   Takatoshi Kodaira                             Name:   Krish Panu
Title:  General Manager                               Title:  President
        Geospatial Information Division

Date:   July 21, 2000                                 Date:  July 21, 2000
     ----------------------------                          ---------------------


                    [Signature Page to Strategic Agreement]

                                   EXHIBIT A

                                @ROAD TECHNOLOGY

    The documents include the following but are not limited to the following. Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

1.  Hardware.
    --------

     (a) iLM 2000 - an Internet Location Manager that provides vehicle location,
         --------
speed, and direction of travel. To be delivered within thirty (30) days of the Effective Date.


                            [DIAGRAM APPEARS HERE]






      i.  Engineering Specification.
          --------------------------
     ii.  Firmware development environment.
          ---------------------------------
    iii.  Test and maintenance programs.
          ------------------------------
     iv.  Firmware module description.
          ----------------------------
      v.  Firmware module interface control documents.
          --------------------------------------------
     vi.  Source Code.
          ------------
  (b) iDT2500 - An Internet Data Terminal that, when used in conjunction with
      -------
the iLM, provides two-way text messaging between the dispatcher and an automotive vehicle via the Internet. To be delivered within thirty (30) days of the Effective Date.

      i.  Programmer's Manual.
          --------------------
     ii.  Firmware development environment.
          ---------------------------------

     iii. Test and maintenance program.
          -----------------------------
     iv.  Firmware module description.
          ----------------------------
      v.  Firmware module interface control documents.
          --------------------------------------------
     vi.  Source Code.
          ------------
2.  FleetASAP Software - To be delivered within thirty (30) days of the
    ------------------
Effective Date.
     (a)  Server.
          ------
      1.  Software architecture overview.
          ------------------------------
      2.  GIS web-server design specification.
          -----------------------------------
      3.  Notes on internationalization.
          -----------------------------
      4.  Software module description.
      5.  Software module interface control documents.
      6.  Source Code.
      7.  Test and maintenance program.
     (b)  Network infrastructure.
          ----------------------
      1.  Network and processor diagram.
          -----------------------------
      2.  Server installation instructions.
          --------------------------------
      3.  Software module description.
      4.  Software module interface control documents.
      5.  Source Code.
      6.  Test and maintenance program.

3.  FleetASAP Service/Operation - To be delivered within thirty (30) days of the
    ---------------------------
Effective Date.
      a.  Training CD.
          -----------
      b.  Installation video.
          ------------------

                                   EXHIBIT B

                                   TRADEMARKS

1.  @Road Trademarks and Usage Policy.
    ---------------------------------

2.  Hitachi Software Trademarks and Usage Policy.
    --------------------------------------------

[CORPORATE IDENTITY GUIDELINES]








                                                                 [LOGO OF @ROAD]

Welcome to @Road(TM)! It's important for every company to build and protect its identity through correct and consistent usage of corporate and product names, logos and style preferences. This handbook will help guide you whenever you have occasion to include references to @Road or its products in print or electronic media, or in branding equipment.

If you have any questions regarding these guidelines, or to obtain copies of the @Road and FleetASAP logos in digital or traditional format, please contact:
            Bridgette Birdie, Marketing Communications Manager
            @Road, Inc.
            47370 Fremont Blvd.
            Fremont, Ca 94538
            Tel: 510-668-1638, ext. 360
            Fax: 510-353-6021
            e-mail: bbirdie@atroad.com

              [@ROAD CORPORATE, SERVICE AND EQUIPMENT NAME USAGE]


    @Road Corporate Name Use
    .Format:  The @Road name must always appear as "@Road." Please do not use
     "@road," "atroad," "Atroad," "AtRoad," or any other configuration. .Trademarking: Use a (TM) symbol (i.e.,@Road(TM)) in the first reference to
     @Road in a document, (The(TM) symbol is created by pressing the "OPTION" and "2" keys on a Macintosh, or by entering "(tm)" on a PC or a Mac.) In additional references in the same document, the (TM) is not necessary.
    .Headline and Copy Use: Whenever the @Road name is used as part of a headline or within copy, use the same typeface as the rest of the material. Do not use the @Road logo within a headline or in copy.
    .Possessive Construction: Avoid using the @Road name in the possessive, (i.e., "@Road's Web site...") whenever possible. The preferred usage is "the @Road Web site..."
    .Third-party Vendor Use: Please reference your relationship to @Road as "Vendor X Fleet Management System Name, powered by @Road."

FleetASAP Service Name Use
 .  Service Name: FleetASAP is the name of the fleet management service offered by @Road. Please do not refer to the service as "@Road service," or "@Road fleet management service." Acceptable references using both the @Road and the FleetASAP names include:
   .  FleetASAP, powered by @Road
   .  FleetASAP from @Road
   .  The @Road fleet management service, FleetASAP
   .  FleetASAP, the fleet management service offered by @Road
 .  Format: The "ASAP" within the FleetASAP name is always italicized.  In italicized copy, the entire name should be italicized (i.e., the FleetASAP software...)
 .  Software Marking: Use an (SM) symbol (i.e., FleetASAP(SM)) in the first reference to FleetASAP in a document. The (SM) symbol is created by typing "SM," then setting it as 60% size of the copy size (e.g., in 12-point copy, the (SM) would be set at 7.2 points--round down if your program cannot set
   type in less than whole numbers).   In additional references in the same
   document, the (SM) is not necessary.
 . Headline and Copy Use: Whenever the FleetASAP name is used as part of a headline or within copy, use the same typeface as the rest of the material. Do not use the FleetASAP logo within a headline or in copy, but do italicize the "ASAP."
 . Possessive Construction: Avoid using the FleetASAP name in the possessive, (i.e., FleetASAP's maps...") whenever possible. The preferred usage is "the FleetASAP maps..."
 . Third-party Vendor Use: Please reference your relationship to the FleetASAP service as follows:
   .  Preferred usage: Vendor X sells FleetASAP(SM), powered by @Road.
   .  Second preference: Vendor X Fleet Management System Name, powered by
      @Road.


Hardware/Equipment Name Use
 .  Format: Currently available hardware should be referred to as follows:
   .  ilM1000 internet Location Modem (lowercase italicized i)
   .  ilM2000 internet Location Modem (lowercase italicized i)
   .  iDT2000 internet Data Terminal (lowercase italicized i)
   . In italicized copy, the entire name should be italicized (i.e., the iLM1000...)

Corporate and Product Positioning/Copyright Statement
Please include the following corporate tag and applicable copyright information at the end of printed or electronic materials that reference @Road and/or FleetASAP.
 . @Road only: @Road is the first Internet information services company to deliver location-specific e-commerce solutions to the mobile workforce and the communities they serve. For more information on @Road, please call us today at 1-877-4ATROAD, or visit our Web site at www.atroad.com.
 . @Road and FleetASAP: @Road is the first Internet information services company to deliver location-specific e-commerce solutions to the mobile workforce and the communities they serve. For more information on FleetASAP, powered by @Road, please call us today at 1-877-4ATROAD, or visit our Web site at www.atroad.com to see a demonstration.
 . Copyright: (use only those elements referenced in your materials): @Road, the @Road logo, FleetASAP, iLM1000, iLM2000 and iDT2000 are trademarks and/or service marks of @Road, Inc.



@ROAD CORPORATE AND SERVICE LOGO USAGE

PRINT/ELECTRONIC MEDIA APPLICATIONS
-----------------------------------

@Road Logo Use
 . Configurations: The @Road logo is available in several configurations designed to meet many needs (see page 8 for samples):
 . three Pantone (PMS) colors (PMS 355 green, PMS 109 yellow, and black)
 . four-color process
 . solid black
 . solid white
 . Web site element: The Web site address is a critical element of the @Road logo and is always included, with the exception of use on equipment. Please do not delete the Web site address from the logo without specific permission from @Road.
 . Spacing: The @Road logo must be positioned with adequate space to distinguish it from headlines, copy, other company logos, etc. (see Logo Spacing on page 7).
 . Using the logo in color: When printing in color, the preferred usage is three PMS colors (PMS 355 green, PMS 109 yellow, and black). The second preference is the four-color process mix of these colors (see Process Mix on page 7).
 .  Using the logo in reverse: When printing on a dark background, the logo must reverse out in white only.
 . Using two colors without black: When printing in one or two colors without using black, please consult @Road before printing. Depending on the colors used, we may suggest an alternate to using the logo, such as using the @Road name in a text treatment.


FleetASAP Logo Use
 . Configurations: The FleetASAP logo is available in several configurations designed to meet many needs (see page 8 for samples):
   .  one Pantone (PMS) color (PMS 109 yellow)
   .  two PMS colors (PMS 109 yellow with solid black shadow)
   .  four-color process (with or without black shadow)
   .  solid black
   .  solid white
 . Spacing: The FleetASAP logo must be positioned with adequate space to distinguish it from headlines, copy, other company logos, etc. (see Logo Spacing on page 7).
 .  Using the logo in color: When printing in color, the preferred usage in one
   (PMS 109 yellow) or two colors (PMS 109 yellow and black). The second preference is four-color process mix of these colors (see Process Mixes on page 7). The choice of a one-or two-color logo depends on the background on which it will appear: A light background requires the logo with black shadow, a dark background does not. Please contact @Road if you need help in selecting the correct FleetASAP logo for your project.
 .  Using the logo in reverse: When printing on a dark background, the logo must reverse out. Preferred use is PMS 109 yellow, the second preference is white. . Using two colors without black: When printing in one or two colors without using black, please consult @Road before printing. Depending on the colors used, we may suggest an alternate to using the logo, such as using the FleetASAP name in a text treatment.


The @Road and FleetASAP logos are available in digital form as .eps or .ai files, and as traditional camera-ready stats. To order logos or request a different format, please contact @Road at 510-668-1638, ext. 360.

EQUIPMENT APPLICATIONS
----------------------

@Road brands its own equipment with the @Road and FleetASAP logos.
Third-party vendors should use the following guidelines when including the @Road logo on their equipment.
 . Use the logo which includes the phrase "powered by" (see samples below).
 . The @Road logo does not include the Web address when used on equipment.
 . The @Road logo must appear in white only on black components.
 . The @Road logo must be positioned with adequate space to distinguish it from third-party-vendor logos, service marks, etc. (see Logo Spacing on page
  7).
 . The preferred treatment is to use the vertical logo shown below:

                                  powered by

                           [@ROAD LOGO APPEARS HERE]

  If space doesn't allow the use of the vertical logo, please use the horizontal logo shown below:

                     powered by [@ROAD LOGO APPEARS HERE]

 . The @Road logo must appear prominently on the iLM1000 or iLM2000 internet Location Modem and the iDT2000 internet Data Terminal (e.g., the third-party-vendor logo appears on the front, lower left; the "powered by @Road" logo appears on the top, flush right).
 . The @Road logo must be positioned on the iDT2000 so that, when installed, the logo is visible to the driver.


The @Road logos are available in digital form as .eps or .ai files, and as traditional camera-ready stats. To order logos or request a different format, please contact @Road at 510-668-1638, ext. 360.

ADDITIONAL INFORMATION ON USING @ROAD AND FLEETASAP LOGOS
-------------------------------------------------

Custom Typography
Occasionally, the use of the @Road and/or FleetASAP logos may not be appropriate. In these cases, we may recommend using a custom type treatment for the company or FleetASAP name. For help in determining what is appropriate for your project, please contact @Road at 510-668-1638, ext. 360.

Logo spacing
The amount of space surrounding the @Road and/or FleetASAP logos is equal to one-half the distance of the vertical measurement of the logo.



                   [DESCRIPTION OF @ROAD LOGO APPEARS HERE]


                 [DESCRIPTION OF FLEETASAP LOGO APPEARS HERE]


Logo Colors
 . @Road logo: PMS 355 green, PMS 109 yellow, black
 . FleetASAP logo: PMS 109 yellow, black


Process Mixes of Logo PMS Colors
 . PMS 355 green:                    . PMS 109 yellow:
  Cyan:     100                       Cyan:        0
  Magenta:    0                       Magenta:   8.5
  Yellow:    91                       Yellow:     94
  Black:      6                       Black:       0

@ROAD AND FLEETASAP LOGO SAMPLES


            PMS OR FOUR-COLOR PROCESS COLOR SAMPLES (in grayscale)

PMS 355 green (@Road script)                                       FleetASAP
                                                      PMS 109 yellow (name and (SM) symbol)
              @Road
         www.atroad.com                                            FleetASAP(SM)

black (@Road script          PMS 109 yellow           PMS 109 yellow
shadow, road, Web       (center line of road)         (name)                        black
address, (TM) symbol)                                                (shadow and (SM) symbol)

 .  Process mix of PMS 355 green:                      .  Process mix of PMS 109 yellow:
   Cyan:         100                                     Cyan:               0
   Magenta:        0                                     Magenta:          8.5
   Yellow:        91                                     Yellow:            94
   Black:          6                                     Black:              0


                        SOLID BLACK AND REVERSE SAMPLES


              @Road                                   FleetASAP(TM)
         www.atroad.com


         powered by                                   FleetASAP

              @Road
         www.atroad.com


         powered by   @Road                                @Road
              www.atroad.com                          www.atroad.com

___________________________________________________________________________________________

@Road is the first Internet information services company to deliver location-specific e-commerce solutions to the mobile work force and the communities they serve. For more information on FleetASAP, powered by @Road, please call us today at 1-877-4ATROAD, or visit our Web site at www.atroad.com to see a demonstration.

1999 @Road, Inc. @Road, the @Road logo, FleetASAP, iLM1000, iLM2000 and iDT2000 are trademarks and/or service marks of @Road, Inc.

                                   EXHIBIT C

                                  SUBSCRIBERS


The following describes the @Road Hardware and FleetASAP services contemplated in the Agreement and identifies the @Road Hardware and services applicable to each class of Subscriber. A "Class A Subscriber" is an owner, lessee or user of any Hardware (or functional equivalent) or Hitachi Software FleetASAP services listed as available in the column "Available to Class A Subscribers" below. A "Class B Subscriber" is an owner, lessee or user of any Hardware (or functional equivalent) or Hitachi Software FleetASAP services listed as available in the column "Available to Class B Subscribers" below. Each of a Hitachi Software FleetASAP customer's vehicles (or other device) equipped with an iLM or its functional equivalent is a Subscriber; as a result, a Hitachi Software FleetASAP customer will often have many Subscribers. The parties agree that only taxi vehicles may be Hitachi Software FleetASAP Class B Subscribers.


                                                Available to Class A        Available to Class B
            FleetASAP Hardware                       Subscribers                 Subscribers

---------------------------------------------------------------------------------------------------
ILM 2000                                      Yes                         Yes
---------------------------------------------------------------------------------------------------
IDT 2500                                      Yes                         No
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

                   FleetASAP Services
---------------------------------------------------------------------------------------------------
Vehicle Status (including ping                Yes                         No
 functionality)
---------------------------------------------------------------------------------------------------
Map ViewPLUS                                  Yes                         No
---------------------------------------------------------------------------------------------------
Standard two-way text messaging               Yes                         No
---------------------------------------------------------------------------------------------------
Administration                                Yes                         No
---------------------------------------------------------------------------------------------------
Report: Vehicle Activity Detail               Yes                         Yes
---------------------------------------------------------------------------------------------------
Report: Vehicle Activity Summary              Yes                         Yes
---------------------------------------------------------------------------------------------------
Report: Stop                                  Yes                         Yes
---------------------------------------------------------------------------------------------------
Report: Message audit                         Yes                         No
---------------------------------------------------------------------------------------------------

                                   EXHIBIT D

                                 PRESS RELEASE

@Road(SM) and Hitachi Software Engineering Sign Strategic Partnership to Provide LocationSmart(TM) Wireless Internet Services in Japan.

Hitachi Software Engineering, the GIS company in Hitachi Group, Joins Existing Investors to Fund Internet Information Services Company

Fremont, Calif. and Yokohama, Japan - July ___, 2000 - @Road, Inc., an Internet information services company that provides location-enhanced wireless Internet solutions for mobile commerce, and Hitachi Software Engineering Co., Ltd., the GIS company in Hitachi, , today announced that they have signed a strategic partnership agreement to provide @Road's patented LocationSmart(TM) wireless Internet services in Japan. In connection with this strategic partnership Hitachi Software made an equity investment in @Road of an undisclosed amount.

Under the agreement, Hitachi Software Engineering becomes the first application service provider of @Road's FleetASAPSM vehicle management service in Japan. The service is based on @Road's patented LocationSmart technology that integrates wireless, positioning and XML mobile content technologies with the Internet. In Japan, the service will use the NTT DoCoMo wireless data network.

"@Road's FleetASAP service provides an end-to-end solution that we believe gives fleet managers and mobile professionals the ability to effectively manage logistics and communications," said Satoshi Sakashita, deputy general manager, international business development division, Hitachi Software Engineering Co., Ltd.

"We are pleased to have formed this strategic alliance with Hitachi Software. We believe that our technology and intellectual property, combined with Hitachi Software's presence in Japan, will open the door to new location-enhanced services and mobile commerce opportunities for businesses and consumers in Japan," said Krish Panu, @Road chairman and CEO. "Hitachi Software's investment will be used to help @Road further expand its international service offerings, including location-relevant wireless content delivery, business intelligence and e-commerce exchanges for mobile professionals and consumers on the move."

About @Road

Based in Fremont, CA, @Road, Inc. is a leading Internet information services company that provides location-enhanced wireless Internet solutions for mobile commerce. Its patented LocationSmart technology platform combines wireless, positioning and XML technologies with the Internet into a fully integrated network supporting the delivery of location-enhanced wireless Internet services for businesses, mobile professionals and consumers. @Road's headquarters are located in Fremont, CA.

About Hitachi Software Engineering

Hitachi Software Engineering Co., Ltd., the GIS company in Hitachi is also a leading system integrator for governmental authorities, financial institutions, insurance companies and security companies. It is a leading GIS business, powered by its Web-based open GIS, GeoMation, and Internet-based system integration. Hitachi Software Engineering, listed in the First Section of Tokyo Stock Exchange with 10 billion dollars of market value, is headquartered in Yokohama,

Japan.

                                     # # #

Note to Editors: @Road, the @Road logo, LocationSmart, and FleetASAP are trademarks and/or service marks of @Road, Inc. All other names and marks are trademarks or service marks of their respective owners.

                                   EXHIBIT E

                            SOURCE CODE RESTRICTIONS

1. Hitachi Software shall restrict access to the Source Code only to full-time employees and/or contractors of Hitachi Software who need to have access to the Source Code in order for Hitachi Software to exercise its rights under this Agreement.

2. Hitachi Software shall advise all such authorized employees and/or contractors of the confidential nature of the Source Code and shall require them to execute an agreement requiring the protection of all such Source Code in a manner consistent with the requirements of this Exhibit and that certain Nondisclosure Agreement executed between the parties dated 31 January 2000.

3. Hitachi Software shall prevent, prosecute and enjoin any actual or threatened unauthorized copying, use or disclosure of the Source Code.

4. Hitachi Software shall ensure that such employees and contractors comply with the terms and conditions of this Agreement.

5. Hitachi Software shall deliver to @Road any modifications it makes to the Source Code which are used by any Hitachi Software customers or Subscribers within thirty (30) days of such first use.

6. @Road shall deliver the Source Code within thirty (30) days of the Effective Date.

                                   EXHIBIT F

                               DELIVERY SCHEDULE

@Road FleetASAP

                    Action                                             Date
-------------------------------------------------------------------------------------------------
Deliver @Road Documentation and FleetASAP        Within 30 days of the Effective Date
 Software
-------------------------------------------------------------------------------------------------
Technical orientation meeting - at @Road         August 7, 2000
-------------------------------------------------------------------------------------------------
Engineering & development activities
Implementation
     iLM                                         August 7, 2000 - August 31,2000
     FleetASAP Software                          September 18, 2000 - October 27, 2000
-------------------------------------------------------------------------------------------------
Disclosure Review Meeting                        Within 40 days of the Effective Date
-------------------------------------------------------------------------------------------------
Deliver revised @Road Documentation and          Within 50 days of the Effective Date
 FleeASAP Software, as needed
-------------------------------------------------------------------------------------------------
Testing - at @Road                               TBD
-------------------------------------------------------------------------------------------------
Testing - at Hitachi Software, Japan             TBD
-------------------------------------------------------------------------------------------------

Remark: Detailed schedules will be reviewed and determined at the technical orientation meeting.

                                   EXHIBIT G

                                    SUPPORT

1.  Definitions.  For purposes of this Exhibit, the following terms shall have
    -----------
the following meanings. Any terms not defined in this Exhibit shall have the meaning set forth in the Agreement.

     1.1 "API Upgrade" means improvements, enhancements and functional
          -----------
enrichments to the iLM Firmware Kernel to accommodate market requirements of application writing ability including those from Hitachi Software. @Road shall use its best efforts to insure that an API Upgrade does not affect the functionality of and is upward compatible with prior API Upgrades delivered to Hitachi Software. API Upgrades shall not be considered Engineering Services or "support" for purposes of payment pursuant to section 15.2 of the Agreement unless the parties otherwise agree.

     1.2  "Engineering Services" means technical training, design consulting,
           --------------------
document creation, implementation, testing, and engineering development services that @Road provides to Hitachi Software under this Agreement.

     1.2  "Error(s)" means any verifiable and reproducible failure of the
           -------
FleetASAP Software to conform to the specifications. The term "Error" shall not include any failure of the FleetASAP Software that: (a) results from the misuse or improper use of the FleetASAP Software; (b) does not materially affect the operation and use of the FleetASAP Software; (c) results from any modification to the FleetASAP Software not made by @Road; or (d) results from the failure to incorporate or use any Updates or bug fixes made available to Hitachi Software by @Road.

     1.3  "Hitachi Contact" shall mean the representative of Hitachi Software
           ---------------
who will be the exclusive point of contact with @Road with respect to support. The Hitachi Contact is Takatoshi Kodaira, General Manager, Geospatial Information Division, 5-79, Onoe-cho, Naka-Yu, Yokohama 231-0015 Japan; tel:
+81-45-681-2196; fax: +81-45-681-2076; email: tkodaira@ika.hitachi-sk.co.jp.
Hitachi Software will have the right to change the Hitachi Contact with prior written notice to @Road, provided that each Hitachi Contact (a) is able to speak Japanese and English and (b) has software engineering experience reasonably necessary to understand FleetASAP and assist in the satisfaction of @Road's support obligations hereunder.

     1.4  "Second Level Support" means @Road technical support of Hitachi
           --------------------
Software's or Hitachi Software's authorized technical support agent's first level support personnel to identify and resolve Errors remotely by telephone, e-mail or fax communication.

     1.5  "Update" means additional or replacement code or @Road Documentation
           ------
for the FleetASAP Software that is provided by @Road to remedy an Error.

     1.6  "Upgrade" means any additional or replacement code or @Road
           -------
Documentation for the FleetASAP Software provided by @Road that adds incremental capabilities or functionality and that is designated by @Road, in its sole discretion, as a new version of the FleetASAP Software. Upgrades include, but are not limited to, versions of the FleetASAP Software which function on platforms other than the iLM platform.

     1.7  "Workaround" means that @Road has diagnosed the Error and has
           ----------
implemented, or enabled Hitachi Software to implement, a temporary solution that allows the FleetASAP Software to regain functionality and provide all major functions in accordance with the specifications.

2.   Services.
     --------

     2.1  Hitachi Software Responsibilities.  Hitachi Software will provide all
          ---------------------------------
on site support with respect to the FleetASAP Software and the Hitachi Software FleetASAP, and will provide all support to Hitachi Software FleetASAP customers and Subscribers. Hitachi Software agrees to enable @Road to access remotely the server on which the FleetASAP Software is installed to enable @Road to support Hitachi Software remotely as set forth under this Exhibit. Further, upon discovery of an Error, Hitachi Software agrees, if requested by @Road, to submit to @Road a list of output and any other data that @Road may reasonably require to reproduce the Error and the operating conditions under which the Error occurred or was discovered.

     2.2  @Road Telephone and Online Technical Support.  Communications between
          --------------------------------------------
Hitachi Software and @Road under this Exhibit will include electronic mail, facsimile, and telephone. @Road's technical support e-mail address is: staylor@road-inc.com. @Road's technical support fax number is: 510-353-6021, and faxes should be addressed to Sean Taylor; or such other contact as designated in writing to Hitachi Software. The technical support telephone is:
510-870-1132. Communications pursuant to this support plan shall be in the English language. Hitachi Software shall use its best efforts to contact @Road regarding support matters exclusively through the Hitachi Contact.

     2.3  Error Corrections. In the event Hitachi Software notifies @Road of an
          -----------------
Error in the FleetASAP Software, @Road will use commercially reasonable efforts to provide Hitachi Software with an Update or Workaround..

     2.4  Exclusions from Technical Support Services.  Support does not include
          ------------------------------------------
services for any failure or defect in the FleetASAP Software caused by any of the following: (a) the improper use, alteration, or damage of the FleetASAP Software by Hitachi Software or persons other than @Road employees or consultants; (b) modifications to the FleetASAP Software not made or authorized by @Road, unless such modifications were made by an @Road employee, subcontractor, agent, or other third party acting on behalf of @Road; (c) interaction between the FleetASAP Software and operating systems, database software and other software, when @Road has not approved such operating system, database software, and other software for use with the FleetASAP Software; (d) relocation or network reconfiguration; (e) failure by Hitachi Software to provide and maintain a suitable installation environment, including but not limited to proper electrical power, air conditioning or humidity control or (f) failure by Hitachi Software to install or implement an Update or Workaround provided to Hitachi Software by @Road hereunder. @Road's obligations under this Agreement shall apply only to those releases of the applicable FleetASAP Software that are then-currently supported by @Road.

  2.5  API Upgrades and iLM Firmware Kernel Disclosure. Hitachi Software
       -----------------------------------------------
recognizes that it is @Road's desire to maintain the iLM Firmware Kernel as a common platform to all iLM firmware and that APIs are the sole interface between the iLM Firmware Kernel and applications. When developing any applications running with the iLM Firmware Kernel, Hitachi Software agrees to comply with APIs provided that such APIs are reasonably well documented, functionally feasible and technically stable to realize such applications. Should Hitachi Software find necessary an API Upgrade, Hitachi Software may propose in writing to @Road the proposed

API Upgrade. @Road shall use its best efforts to provide the requested API Upgrade; provided, however, that @Road may, in its sole discretion, promptly disclose those portions of the iLM Firmware Kernel including applicable source code and up-to-date explanatory documentation necessary to allow Hitachi Software to satisfy the requested API Upgrade, provided further (i) that Hitachi Software may modify such source code as is necessary to satisfy the requested API Upgrade and that such modifications may alter the functionality such source code and any such modified source code shall not be supported by @Road and (ii) that the preparation of such non-API Upgrade disclosure shall not be counted as part of Engineering Services.

3.  Updates and Upgrades.
    --------------------

  3.1  Updates.  @Road will provide Updates to Hitachi Software no later than
       -------
the commercial release of such Updates. Hitachi Software will promptly install such Update in accordance with the installation documentation provided to Hitachi Software by @Road as Hitachi Software deems appropriate; provided however, future @Road support shall assume the installation of such Updates.

  3.2  Upgrades.  @Road will make Upgrades available to Hitachi Software solely
       --------
pursuant to mutually agreeable terms and conditions, including but not limited to license terms and/or fees. @Road will notify Hitachi Software of such Upgrades within sixty (60) days after the date @Road makes such Upgrades commercially available to @Road customers.

4.  Engineering Services. From time to time, Hitachi Software may propose in
    --------------------
writing to @Road Engineering Services which Hitachi Software desires @Road to provide to Hitachi Software. Such proposal will contain detailed specifications of the Engineering Services which Hitachi Software desires @Road to provide. Within a reasonable time period after receiving such Hitachi Software proposal, @Road will inform Hitachi Software in writing whether @Road is willing to provide such Engineering Services, and will include estimates of @Road's time and materials rates with respect to the provision of such Engineering Services. If @Road is willing to provide such Engineering Services to Hitachi Software, Hitachi Software and @Road will mutually agree in writing upon the terms and conditions under which @Road will provide such Engineering Services to Hitachi Software.

                                   EXHIBIT H

                                HARDWARE PRICES


The prices in this Exhibit are subject to semi-annual adjustment. Semi-annual adjustments, if any, shall occur on the six-month anniversaries of the Effective Date during the term of the Agreement (each an "Adjustment Date"). Adjustments
                                                ---------------
to the prices shall be communicated to Hitachi Software in writing within thirty
(30) days of the Adjustment Date and such adjustments shall be effective for all purchases of the Hardware after the Adjustment Date. Adjustments shall be determined in the reasonable discretion of @Road.


     FleetASAP Hardware                              Modifications                              Price
-----------------------------------------------------------------------------------------------------------
iLM 2000; Flash memory of 4    Does not include CDPD modem; does include up to a           [*]  each
 megabits                      maximum of 5 feet of flexible cable, one end of which is
                               connected to existing modem connector and the other end
                               is extracted through the hole previously for the CDPD
                               Antenna and which hole is sealed
-----------------------------------------------------------------------------------------------------------
iDT 2500                       None                                                        [*]  each
-----------------------------------------------------------------------------------------------------------


* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS PAGE HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                   EXHIBIT I

                          HITACHI SOFTWARE FLEETASAP


                             [DIAGRAM APPEARS HERE]

                                   EXHIBIT J

                                   ROYALTIES



Section of                                                      Net Amount
Agreement             Description of Royalty                Received by @Road
-----------------------------------------------------------------------------
13.2       Prepaid Royalty                                        [*]
-----------------------------------------------------------------------------
13.3(a)    Class A Subscriber Monthly Royalty                     [*]
-----------------------------------------------------------------------------
13.3(b)    Class B Subscriber Monthly Royalty                     [*]
-----------------------------------------------------------------------------

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS PAGE HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                   EXHIBIT K

                              ACCEPTANCE CRITERIA




1.  Acceptance Test of iLM
    (1) Testing environment
        The acceptance test of iLM shall be carried out;
        a)  either connected to DoPa modem or a simulated DoPa modem.
        b) connected to GPS antenna which is located in an open air space to receive GPS signal
        c) the interfacing channels (Data1, Data2, etc.) shall be connected to personal computer to simulate or monitor the operation of these channels
        d) connected to power supply which can simulate an automobile power system
    (2) Testing criteria
        a) GPS positioning shall be established within 45 seconds within a predetermined accuracy
        b)  the interface channels shall operate properly
        c)  the interface to DoPa modem shall operate properly
        d)  The indicators on iLM box shall operate properly
        e) The program in the non-volatile memory is so stored as specified by Hitachi Software beforehand by memory media or equivalent

2.  Acceptance Test of iDT
    (1) Testing environment
        The acceptance test of iDT shall be carried out;
        a)  either connected to iLM or a simulated iLM
        b) the interfacing channels shall be connected to personal computer to simulate or monitor the operation of these channels
        c) connected to power supply which can simulate an automobile power system
    (2) Testing criteria
        a)  the interface channels shall operate properly
        b)  the interface to iLM shall operate properly
        c)  the indicators and push buttons on iDT shall operate properly

3.  Source Inspection
      Subject to the consent of @Road's manufacturer, Hitachi Software has the right to carry out a source inspection at manufacturer's facilities if the failure rate of the acceptance test is more than 1% for each 450 iLMs or iDTs.

                                       3